     As filed with the Securities and Exchange Commission on July 27, 1999

                                                   Registration No. 333-00145-99

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                        FORM S-3 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         -----------------------------

                                 MATTEL, INC.
            (Exact Name of Registrant as Specified in Its Charter)


               Delaware                         95-1567322
       (State of Incorporation)    (I.R.S. Employer Identification No.)

                         -----------------------------


                           333 Continental Boulevard
                         El Segundo, California  90245
                                (310) 252-2000
         (Address, Including Zip Code and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                         -----------------------------

                             Robert Normile, Esq.
             Senior Vice President, General Counsel and Secretary
                                 Mattel, Inc.
                           333 Continental Boulevard
                         El Segundo, California  90245
                                (310) 252-2000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         -----------------------------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          THE LEARNING COMPANY, INC.

                   Termination of Registration Statement and
                         Deregistration of Securities


          On May 13, 1999, pursuant to that certain Agreement and Plan of Merger, dated as of December 13, 1998, between Mattel, Inc., a Delaware corporation ("Mattel") and The Learning Company, Inc., a Delaware corporation ("Learning Company"), Learning Company merged with and into Mattel (the "Merger"), with Mattel continuing as the surviving corporation. In connection with the Merger, stockholders of Learning Company were granted the right to receive 1.2 shares of common stock of Mattel, par value $1.00 per share ("Mattel Common Stock"), in exchange for each issued and outstanding share of common stock of Learning Company, par value $0.01 per share ("Learning Company Common Stock").

          Because all of the shares of Learning Company Common Stock which were registered on the registration statement on Form S-3, No. 333-00145 (the "Registration Statement"), have been sold prior to the Merger or have been converted into shares of Mattel Common Stock in connection with the Merger, no additional shares of Learning Company Common Stock registered on the Registration Statement can be sold or otherwise issued under the Registration Statement. As a result, Mattel, as the successor to Learning Company by merger, hereby removes from registration any and all unsold shares of the Learning Company Common Stock that were previously registered under the Registration Statement, and hereby files this Post-Effective Amendment No. 2 to the Registration Statement to effect such removal and to terminate the Registration Statement.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Mattel, Inc. (as the successor to The Learning Company, Inc. by merger) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Learning Company, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 21st day of July, 1999.


                              MATTEL, INC.


                              By:    /s/ Robert Normile
                                 ---------------------------------
                                  Name:  Robert Normile
                                  Title: Senior Vice President, General
                                         Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of The Learning Company, Inc. has been signed by the following persons in the capacities and on the date indicated.



               Signature                               Title                            Date
               ---------                               -----                            ----
         /s/ Jill E. Barad
-------------------------------------          Chairman of the Board,               July 21, 1999
             Jill E. Barad                     President and Chief Executive
                                               Officer
        /s/ Harry J. Pearce
-------------------------------------          Chief Financial Officer              July 21, 1999
            Harry J. Pearce                    (Principal Financial Officer)

         /s/ Kevin M. Farr
-------------------------------------          Senior Vice President and            July 21, 1999
             Kevin M. Farr                     Corporate Controller (Principal
                                               Accounting Officer)

-------------------------------------          Director                             July __, 1999
            Dr. Harold Brown

       /s/ Tully M. Friedman
-------------------------------------          Director                             July 21, 1999
           Tully M. Friedman

        /s/ Joseph C. Gandolfo
-------------------------------------          Director and President,              July 21, 1999
            Joseph C. Gandolfo                 Worldwide Manufacturing
                                               Operations
        /s/ Ronald M. Loeb
-------------------------------------          Director                             July 21, 1999
            Ronald M. Loeb


          /s/ Ned Mansour
-------------------------------------          Director and President,              July 21, 1999
              Ned Mansour                      Corporate Operations


-------------------------------------          Director                             July __, 1999
          Dr. Andrea L. Rich

          /s/ William D. Rollnick
-------------------------------------          Director                             July 21, 1999
          William D. Rollnick


-------------------------------------          Vice-Chairman of the Board and       July __, 1999
          Pleasant T. Rowland                  President, Pleasant Company


--------------------------------------         Director                             July __, 1999
        Christopher A. Sinclair


--------------------------------------         Director                             July __, 1999
          John L. Vogelstein